                            AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED BY-LAWS OF MONEY MARKET FUND, INC.

                      OPPENHEIMER MONEY MARKET FUND, INC.

                         Dated as of August 11, 2005

1.    The  By-Laws  of  Oppenheimer   Money  Market  Fund,  Inc.,  a  Maryland
corporation (the "Fund"),  are hereby amended by replacing  Article 1, Section
6, paragraphs 1 and 2 thereof with the following:

                  At  all  meetings  of   Shareholders,   every
               Shareholder  of record  entitled to vote at such
               a  meeting  shall  be  entitled  to vote at such
               meeting  either in  person or by proxy.  A proxy
               may be given by or on  behalf  of a  Shareholder
               in   writing   or   by  an   electronic   means,
               including,  but not  limited  to, by  telephone,
               facsimile or via the internet.

                  All  elections of Trustees  shall be had by a
               plurality   of   those   votes   cast   and  all
               questions  shall be  decided  by a  majority  of
               the  votes   cast,   in  each  case  at  a  duly
               constituted   meeting,   except   as   otherwise
               provided  in the  Articles of  Incorporation  or
               in  these  By-Laws  or  by  specific   statutory
               provision   superseding  the   restrictions  and
               limitations   contained   in  the   Articles  of
               Incorporation.

2.    Article II, Section I, first  paragraph,  second  sentence of the Fund's
Bylaws are hereby amended with the following:

                  By vote of a majority  of the  entire  Board
                of  Directors,  the number of directors  fixed
                by the  Articles  of  Incorporation  or  these
                By-Laws may be  increased  or  decreased  from
                time to time not  exceeding  15 nor less  than
                3, but the  tenure  of  office  of a  director
                shall not be affected  by any  decrease in the
                number of directors so made by the Board.

3.    The Amended and  Restated  By-Laws of  Oppenheimer  Money  Market  Fund,
Inc.,  as amended by this  Amendment  No. 1,  hereby  remain in full force and effect.

      IN WITNESS WHEREOF,  I hereby set my hand as of this 11th day of August,
2005.

                                                /s/ Phillip S. Gillespie
                                                Phillip S. Gillespie
                                                Secretary